EXHIBIT 21

AVON PRODUCTS, INC. AND SUBSIDIARIES

Subsidiaries of the Registrant

     Avon Products, Inc. (“Avon”), a New York corporation, consolidates all majority owned subsidiaries. The principal consolidated subsidiaries, all of which are wholly owned by Avon or its wholly owned subsidiaries, except as indicated, are listed below. Included on the list below are subsidiaries which individually are not significant subsidiaries but primarily represent subsidiaries in countries in which the Company has direct selling operations. The names of Avon’s other consolidated subsidiaries, which are primarily wholly owned by Avon or its wholly owned subsidiaries, are not listed because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Subsidiary	Jurisdiction of Incorporation or Organization

Cosmeticos Avon S.A.C.I.	Argentina
Avon Cosmetics (Australia) Pty. Limited	Australia
Avon Products Pty. Limited	Australia
Avon Cosmetics Vertriebsgesellschaft m.b.h	Austria
Arlington Limited	Bermuda
Avon International (Bermuda) Ltd.	Bermuda
Stratford Insurance Company, Ltd.	Bermuda
Avon Holdings Ltd.	Bermuda
Productos Avon (Bolivia) Ltda.	Bolivia
Avon Cosmetics B:H D.O.O	Bosnia
Avon Cosmeticos, Ltda.	Brazil
Avon Industrial Ltda.	Brazil
Avonprev	Brazil
Avon Cosmetics Bulgaria Eood	Bulgaria
Avon Canada, Inc.	Canada
Cosmeticos Avon S.A.	Chile
Avon Products (China) Co. Ltd. (73.845%)	China
Avon Manufacturing (Guangzhou) Ltd. (73.845%)	China
Avon Kosmetika d.o.o.	Croatia
Avon Cosmetics, Spolecnosti S. Rucenim Omezenym	Czech Republic
Avon Capital Corporation	Delaware
Avon International Operations, Inc.	Delaware
Avon-Lomalinda, Inc.	Delaware
Avon (Windsor) Limited	Delaware
Manila Manufacturing Company	Delaware
Surrey Leasing, Limited	Delaware
Avon Pacific, Inc	Delaware
Productos Avon S.A.	Dominican Republic
Productos Avon Ecuador S.A.	Ecuador
Productos Avon, S.A.	El Salvador
Avon Eesti AS	Estonia
Avon S.A.S.	France
Avon Cosmetics GmbH	Germany

Avon Cosmetics (Greece) MEPE	Greece
Productos Avon de Guatemala, S.A.	Guatemala
Productos Avon, S.A. DE C.V.	Honduras
Avon Cosmetics (FEBO) Limited	Hong Kong
Avon Holdings Kft	Hungary
Avon Cosmetics Hungary KFT	Hungary
Avon Service Center, Inc.	Illinois
Avon Beauty Products India Private Limited	India
P.T. Avon Indonesia (92%)	Indonesia
Albee Dublin Finance Company	Ireland
Avon Limited	Ireland
Avon Cosmetics S.p.A.	Italy
Avon Products Company Limited (72%)	Japan
Live and Life Company Limited	Japan
Avon Cosmetics (Kazakhstan)	Kazakhstan
Avon Cosmetics SIA	Latvia
UAB Avon Cosmetics	Lithuania
Avon Cosmetics (Malaysia) Sendirian Berhad (70%)	Malaysia
Maximin Corporation Sdn Bhd (70%)	Malaysia
Avon Cosmetics, S.A. de C.V.	Mexico
Avonova, S. A. de C.V.	Mexico
M.I. Holdings, Inc.	Missouri
Avon Cosmetics (Moldova) S.R.L.	Moldova
Avon Beauty Products, SARL	Morocco
Avon Americas, Ltd.	New York
Avon Overseas Capital Corporation	New York
Avon Cosmetics Limited	New Zealand
Productos Avon de Nicaragua, S.A.	Nicaragua
Productos Avon S.A.	Panama
Productos Avon S.A	Peru
Cosmeticos Aliados S.A.	Peru
Avon Cosmetics, Inc.	Philippines
Avon Products Mfg., Inc.	Philippines
Beautifont Products, Inc.	Philippines
Mirabella Realty Corporation	Philippines
Avon Cosmetics Polska Sp. zo.o.	Poland
Avon Operations Polska Sp. zo.o.	Poland
Avon Cosmeticos, Lda.	Portugal
Avon Cosmetics (Romania) SRL	Romania
Avon Beauty Products Co. (ABPC) Russia	Russia
Avon Cosmetics Spolecnosti S.R.O.	Slovak Republic
Avon Kosmetika D.O.O.	Slovenia
Justine/Avon (PTY.) Ltd.	South Africa
Avon Products Limited	South Korea
Avon Cosmetics, S.A.	Spain
Avon Cosmetics (Taiwan) Ltd.	Taiwan
Avon Cosmetics (Thailand) Ltd.	Thailand
California Manufacturing Company Ltd.	Thailand
Exzacibasi Avon Kosmetik Urunleri	Turkey
Sanayi ve Ticaret A.S.
Avon Cosmetics (Ukraine)	Ukraine
Avon Cosmetics Export Limited	United Kingdom
Avon Cosmetics Limited	United Kingdom
Avon European Holdings Ltd.	United Kingdom
Avon Fashions (UK) Limited	United Kingdom
Avon Cosmetics Ireland Limited	United Kingdom
Avon European Financial Services Limited	United Kingdom
Cosmeticos Avon De Uruguay S.A.	Uruguay
Avon Cosmetics (Vietnam) Ltd	Vietnam
Avon Cosmetics de Venezuela, C.A.	Venezuela
Avon Cosmetics Yugoslavia D.O.O	Yugoslavia